EXHIBIT 99.1

Knauf Completes Acquisition of USG Corporation
Creates the World’s Largest Gypsum Company by Combining Two Companies Focused on Customer-Centricity

IPHOFEN, Germany and CHICAGO, Ill. - (Business Wire) - April 24, 2019 - Gebr. Knauf KG (“Knauf”) and USG Corporation (NYSE: USG) today announced the completion of Knauf’s acquisition of USG.

This acquisition creates a global building materials industry leader that will be even better positioned to meet customers’ needs by leveraging two highly complementary businesses, product portfolios and global footprints.

“This transformational transaction is the largest acquisition in Knauf’s history and, accordingly, presents significant opportunities to create a stronger, more sustainable company for our employees, customers and communities,” said Alexander Knauf, General Partner of Knauf. “We greatly admire USG’s strong brands, leading market positions in North American wallboard and ceilings, and highly talented employee base. We are excited to welcome USG employees to the Knauf family and look forward to working together to accelerate growth and profitability and even better serve our customers.”

Chris Griffin, incoming CEO of USG, further commented, “I am excited to be back at USG, working with a talented USG team and Knauf leadership to make this combination a huge success. Our immediate priorities are ensuring a smooth transition for our employees, helping our customers be successful by putting them at the center of everything we do and driving operational excellence across the business.”

USG stockholders will receive $43.50 in cash for each share of USG common stock held at the effective time of the merger, without interest and subject to tax withholding as applicable. This closing consideration is in addition to the special dividend of $0.50 per share of USG common stock that was previously paid on October 2, 2018 to holders of record as of the close of business on August 21, 2018.

Shares of USG common stock will cease trading on the New York Stock Exchange (“NYSE”) and the Chicago Stock Exchange (“CHX”) and will be delisted from the NYSE and CHX.

About Knauf
Gebr. Knauf KG is the ultimate parent company of the German based Knauf Group. Knauf is a leading manufacturer of building materials operating more than 220 factories worldwide. In 2018, Knauf generated revenue more than $8 billion and employed more than 28,000 people.

About USG Corporation
USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the acquisition of USG by Knauf. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the combined company’s sales and profitability, liquidity and future value. Any forward-looking statements represent the combined company’s views only as of today and should not be relied upon as representing the combined company’s views as of any subsequent date, and the combined company undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the merger to be completed are the following: the failure to realize contemplated synergies and other benefits from mergers and acquisitions, including the merger of Knauf and USG; the effect of mergers, acquisitions and divestitures, including the merger of Knauf and USG, on Knauf’s operating results and businesses generally; the ability to maintain credit ratings; changes in the building materials industry; changes or differences in domestic or international economic or political conditions; changes in tax laws and rates; the impact of adverse legislation and regulation; the ability to develop, produce or market new alternative products profitably; the ability to effectively implement strategic initiatives and actions taken to increase sales growth; the ability to enhance cash generation and pay dividends; adverse litigation and dispute outcomes; and changes in the market position, businesses, financial condition, results of operations or prospects of Knauf. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in USG’s filings with the SEC, including, but not limited to, the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

Contacts
Gebr. Knauf KG
Media:
Joele Frank, Wilkinson Brimmer Katcher:
Joele Frank/Ed Trissel/Annabelle Rinehart, 212-355-4449
or
Investors:
Innisfree M&A Incorporated:
Scott Winter/Jonathan Salzberger, 212-750-5833

USG Corporation
Media:
USG Corporation
Kathleen Prause, 312-436-6607
KPrause@usg.com
or
Investors:
USG Corporation
Bill Madsen, 312-436-5349
investorrelations@usg.com